UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 21, 2020

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue,
New York,	New York		10179
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.125% Non-Cumulative Preferred Stock, Series Y	JPM PR F	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.10% Non-Cumulative Preferred Stock, Series AA	JPM PR G	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.15% Non-Cumulative Preferred Stock, Series BB	JPM PR H	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.
Guarantee of Callable Step-Up Fixed Rate Notes due April 26, 2028 of JPMorgan Chase Financial Company LLC	JPM/28	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

JPMorgan Chase & Co. (the “Firm”) announced that the independent members of the Board of Directors (the “Board”) approved the total compensation for 2019 for Mr. James Dimon, CEO, in the amount of $31,500,000, compared to last year’s total compensation of $31,000,000. Mr. Dimon’s total compensation includes an annual base salary of $1,500,000 and performance-based variable incentive compensation of $30,000,000. $5,000,000 of the variable incentive compensation will be delivered in cash and the remaining $25,000,000 will be delivered in the form of Performance Share Units ("PSUs"). The amount of base salary and cash incentive remains unchanged from last year.

In determining Mr. Dimon's compensation, the independent members of the Board took into account the Firm's strong performance in 2019 and over the long term, across four broad categories: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder Focus; and Teamwork & Leadership.

Under Mr. Dimon's stewardship, in 2019 the Firm reported record net income of $36.4 billion, or $10.72 per share, with return on tangible common equity1 ("ROTCE") of 19%, and returned capital to shareholders of $34.0 billion (including common dividends and net share repurchases). The Firm continued to invest in its future, strengthen its risk and control environment and reinforce its culture and values, including the longstanding commitment to serve customers, clients and communities and conduct business in a responsible way to drive inclusive growth. The Firm continued to make large investments in technology, including artificial intelligence, cloud, digital and payments, as well as other investments in innovation, talent, security and risk controls. During 2019, the Firm extended credit and raised capital of $2.3 trillion2 for U.S. consumers, businesses, institutional clients and nonprofit and government entities. The Firm gained market share in many of its businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores, and maintained a fortress balance sheet. In 2019, the Firm added over 70 new branches in 16 new markets, continued its Commercial Banking international expansion, and became the first U.S. bank to be approved for a majority-owned securities business in China.

As part of determining Mr. Dimon’s compensation, the Board also approved the design of the 2019 PSUs granted to the Firm’s Operating Committee members in January 2020. Most of the key features of the 2019 PSU program are structurally consistent with last year, including the financial metric - ROTCE - with absolute and relative performance goals, performance period, vesting and hold requirements, as well as clawback and recovery provisions3. In response to shareholder feedback, the Board made certain modifications to the design of the 2019 PSUs, including the relative payout scale and the payout calculation methodology referencing the 3-year performance period. These enhancements are designed to further strengthen the rigor and the long-term nature of the PSU program. More detailed information will be disclosed in the Firm’s Proxy Statement for the annual meeting of shareholders to be held in May 2020.

[1]
ROTCE is a non-GAAP financial measure. For further discussion, see note (b) on page 6 of Exhibit 99.1 to the Firm’s Current Report on Form 8-K dated January 14, 2020, which has been filed with the U.S. Securities and Exchange Commission, containing the Firm's earnings press release for the quarter ended December 31, 2019.

[2]
Credit provided to clients represents new and renewed credit, including loans and commitments. Credit provided to small businesses reflects loans and increased lines of credit provided by Consumer & Business Banking; Card, Merchant Services & Auto; and Commercial Banking. Credit provided to nonprofit and U.S. and non-U.S. government entities, including U.S. states, municipalities, hospitals and universities, represents credit provided by the Corporate & Investment Bank and Commercial Banking.

[3]
Equity incentives are subject to the JPMorgan Chase Bonus Recoupment Policy which applies in the event of a material restatement of the Firm's financials. In addition, all equity awards granted in 2020 contain recapture provisions that enable the Firm to cancel outstanding awards and/or recover the value of certain stock distributed under the award in specified circumstances. In addition to recapture provisions, portions of equity awards awarded to the CEO are also subject to additional Protection-based Vesting provisions under which awards may be cancelled as determined by the Compensation & Management Development Committee of the Board of Directors and ratified by the Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Molly Carpenter
Molly Carpenter
Corporate Secretary

Dated:	January 23, 2020

4